EXHIBIT 5.1

[LETTERHEAD OF GIBSON, DUNN & CRUTCHER LLP]

October 26, 2004

Atmos Energy Corporation
1800 Three Lincoln Centre
5430 LBJ Freeway
Dallas, Texas 75240

Re:	Atmos Energy Corporation Public Offering of 16,100,000 Shares of its Common Stock

Ladies and Gentlemen:

     As counsel for Atmos Energy Corporation (the “Company”), we are familiar with the Company’s Registration Statement on Form S-3 (File No. 333-118706) (the “Registration Statement”) filed with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933 (as amended, the “Act”), and the prospectus and prospectus supplement with respect thereto, dated October 21, 2004 (together, the “Prospectus”), with respect to the proposed offering by the Company of 16,100,000 shares of its common stock, no par value per share (the “Shares”).

     For the purpose of rendering this opinion, we have made such factual and legal examination as we deem necessary under the circumstances, and in that connection we have examined, among other things, originals or copies of the following:

     (i) the Restated Articles of Incorporation of the Company, as amended to date;

     (ii) the Amended and Restated Bylaws of the Company, as amended to date;

     (iii) the Purchase Agreement, dated as of October 21, 2004, among the Company and the underwriters named therein (the “Purchase Agreement”); and

Atmos Energy Corporation
October 26, 2004

     (iv) such records of the corporate proceedings of the Company, such certificates and assurances from public officials, officers and representatives of the Company, and such other documents as we have considered necessary or appropriate for the purpose of rendering this opinion.

     In rendering the opinion expressed below, we have assumed:

     (a) the genuineness of all signatures on, and the authenticity of, all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies; and

     (b) with respect to agreements and instruments executed by natural persons, the legal competency of such persons.

     On the basis of the foregoing examination, and in reliance thereon, and subject to the foregoing assumptions and the qualifications, limitations and exceptions set forth below, we are of the opinion that, when the Shares shall have been authorized, issued and sold (a) within the limits and as described in the Registration Statement and the Prospectus, (b) in accordance with the terms and conditions of the Purchase Agreement and (c) in the manner contemplated in the Registration Statement and the Prospectus, the Shares will be validly issued, fully paid and nonassessable.

     The opinions set forth herein are subject to the following qualifications, limitations and exceptions:

     A. The effectiveness of the Registration Statement under the Act will not have been terminated or rescinded.

     B. We render no opinion herein as to matters involving the laws of any jurisdiction other than the State of Texas and the United States of America. Our opinion set forth herein is limited to the effect of the present state of applicable laws of the State of Texas and the United States of America and to the facts as they presently exist. We assume no obligation to revise or supplement our opinions should the present laws, or the interpretation thereof, be changed or to revise or supplement these opinions in respect of any circumstances or events that occur subsequent to the date hereof. We express no opinion as to the effect of the laws of the Commonwealth of Virginia on any such issuance, payment and nonassessability of the Shares.

Atmos Energy Corporation
October 26, 2004

     This opinion may be filed as an exhibit to the Registration Statement. Consent is also given to the reference to this firm under the caption “Legal Matters” in the Prospectus. In giving this consent, we do not admit we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the SEC promulgated thereunder.

Very truly yours,

/s/ Gibson, Dunn & Crutcher LLP